                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

    There is no parent of the Company. The following is a listing of the significant subsidiaries of the Company, or if indented, subsidiaries of the Company under which they are listed:

                                                           JURISDICTION OF
                                                             ORGANIZATION
                                                           ---------------
McKesson Medical Surgical, Inc.                              Virginia
McKesson Information Solutions LLC                           Delaware